Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K/A of our report dated February 22, 2001 included in Texaco Inc.'s Form 10-K for the year ended December 31, 2000. We also consent to the incorporation of that report into the following previously filed Registration Statements:

                                         Form              File Number

 Chevron Corporation:                    S-3                33-58463
                                         S-3                333-90977
                                         S-8                333-02011
                                         S-8                333-21805
                                         S-8                333-21807
                                         S-8                333-21809
                                         S-8                333-26731
                                         S-8                333-46261
                                         S-8                 33-3899
                                         S-8                33-34039
                                         S-8                33-35283
 Chevron Capital Corporation
  and Chevron Corporation:               S-3              333-90977-01

 Chevron Canada Capital Company
  and Chevron Corporation:               S-3              333-90977-02

 Chevron Capital USA Inc.
  and Chevron Corporation:               S-3                33-14307

 Caltex Petroleum Company:               S-8                 2-90907



                                                  ARTHUR ANDERSEN LLP

New York, New York
October 19, 2001


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